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                                                                   Exhibit 10.17

                                 LEASE AGREEMENT

      This LEASE AGREEMENT, effective the 1st day of January, 1995, by and between ALLEGANY COAL & LAND COMPANY ("Owner"), and PATRIOT MINING COMPANY, INC. ("the Company"), constitutes the final, complete, and integrated agreement to which Owner and the Company intend to be legally bound as follows:

                                    SECTION 1
                                   DEFINITIONS

1.01 "AFFILIATE OF THE COMPANY" shall mean any person (including an individual, partnership, joint venture, or corporation) who directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the Company, or any of the partners who constitute the Company, "control" in this context meaning possession, direct or indirect, of the power to vote respecting the management or operations of the Company, of such person, or both, or the power to direct the management policies of the Company, of such person, or both, by contract or otherwise.

1.02 "APPROVED MINING METHODS" shall mean only the strip mining method in compliance with good mining practices and applicable law, and shall not mean or include any other mining method.

1.03 "GROSS SALES PRICE" shall mean the gross sales price paid by the first purchaser who is not an Affiliate of the Company less the reasonable costs of transportation.

1.04 "LAND" shall mean those tracts of land in Allegany County, Maryland which are more particularly described and delineated in Exhibit "A".

1.05 "LEASEHOLD ESTATE" shall mean all of the seams of Mineable and Merchantable Coal in, upon, and underlying the Land, together with all Mining Rights, and shall not mean or include any of Owner's Retained Interests.

1.06 "MINEABLE AND MERCHANTABLE COAL" shall mean all of the coal that can be reached and economically recovered by mining to a highwall height of sixty
      (60) feet of overburden over the uppermost seam then being mined, and shall include all the coal that can be reached and economically recovered from the Pittsburgh and Morantown seams when the Company is mining in the Redstone seam.

1.07  "MINING RIGHTS" shall mean all of the rights and privileges described in
      Section 2.02.

1.08 "OPERATIONS" shall mean the mining and removing by Approved Mining Methods of all Mineable and Merchantable Coal that can be produced from the Leasehold Estate by the Company.

1.09 "RETAINED INTERESTS" shall mean and include all of Owner's right, title, interest, and estate in and to the surface and minerals in, upon, and underlying the Land other than the Leasehold Estate.

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1.10  "THIRD PARTY" shall mean any person (including an individual, partnership, joint venture, or corporation) who is not the Company or an Affiliate of the Company.

1.11  "TON" shall mean 2,000 pounds.

                                    SECTION 2
                                LEASE/RESERVATION

2.01 In consideration of the royalty payments to be made by the Company, Owner leases the Leasehold Estate to the Company in accordance with the terms and provisions of this Agreement.

2.02  Owner, to the extent its title permits, and subject to the provisions of
      Section 2.04, grants to the Company for and during the term set forth in
      Section 3 and any extensions thereof, the following Mining Rights: the exclusive right to mine, remove, transport and process coal and all other minerals commingled therein, in, on or under the Land by Approved Mining Methods together with all necessary or convenient rights and privileges with respect thereto, including, but not limited to the free and uninterrupted right and right-of-way into, upon, over, under and through the Land at such points and in such manner as may be convenient or necessary for the purpose of all Operations in connection therewith and in the horizons of coal seams and in the strata above or below the same and other coal, including but not limited to, the transportation of personnel, supplies and equipment, and the right to explore, test drill, dig, mine, drain, transport and carry away the coal and other coals and materials now owned or leased or which may be hereafter acquired by Company, and to erect and maintain on the Land such structures and improvements necessary or convenient to the Operations; and in connection with Approved Mining Methods, the right and privilege to excavate, drill, remove and displace any or all of the earth, rock and other strata or materials in, upon, or about the coal and the horizons thereof and to dump or deposit the same on or off the Land, all without any liability to the surface or other mineral deposits and strata thereof; and without being required to leave or provide subjacent or lateral support for the overlying strata or surface or anything therein, thereon, or thereunder, including structures or improvements now or hereafter erected thereon.

2.03 At any time and from time to time Owner, in its sole discretion, may develop, exploit, remove, sell, lease, or convey any part or parts or all of Owner's Retained Interests.

2.04 The Company shall conduct the Operations and exercise its Mining Rights in such manner as not to interfere unreasonably with Owner's Retained Interests. Owner shall exercise its rights to the Retained Interests in such manner as not to interfere unreasonably with the Leasehold Estate and the Company's Operations. To the extent feasible, the parties shall coordinate the utilization and disposition of their respective interests in, on, and underlying the Land in such manner as to promote their mutual economic interests in the same.

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                                    SECTION 3
                                      TERM

3.01 The term of this lease shall begin on the effective date of this Agreement and shall end twenty (20) years from the date the AES Warrior Run Power Plant begins accepting coal shipments, unless extended or earlier terminated as hereinafter provided.

3.02 The provisions of Section 3.01 notwithstanding, the Company without cause may terminate this lease at any time by giving Owner no less than thirty
      (30) days' notice of cancellation and upon payment to Owner of all sums due and payable under this lease to the date of such termination.

3.03 The provisions of Section 3.01 notwithstanding, Owner without cause may terminate this lease upon cancellation or closing of the AES Warrior Run Power Plant or at any time on or after January 1, 2001 if the AES Warrior Run Power Plant is not then in commercial operation.

4.01 Upon expiration of the original term, this lease shall continue from year to year upon written agreement of the parties.

                                    SECTION 4
                                 MINIMUM ROYALTY

4.01 From and after the effective date of this lease, the Company shall pay to Owner a minimum royalty of Ten Thousand Dollars ($10,000.00) per year, payable in consecutive monthly installments of Eight Hundred Thirty-Three Dollars and Thirty-Three Cents ($833.33) each.

4.02 From and after the date the AES Warrior Run Power Plant begins accepting coal shipments, or on and after January 1, 2001, whichever first occurs, the Company shall pay to Owner a minimum royalty of Three Hundred Thousand Dollars ($300,000.00) per year, payable in consecutive monthly installments of Twenty-Five Thousand Dollars ($25,000.00) each.

4.03 The first payment of minimum royalty shall be payable on the effective date of this lease and each subsequent monthly payment of minimum royalty shall be paid on the same day of each following month.

                                    SECTION 5
                               PRODUCTION ROYALTY

5.01 The Company shall pay to Owner in respect of each ton of coal produced from the Leasehold Estate the following production royalty:

5.01.01 Nine percent (9%) of the Gross Sales Price of such coal shipped to the AES Warrior Run Power Plant;

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5.01.02     Ten percent (10%) of the Gross Sales Price, but not less than One
            Dollar and Fifty Cents ($1.50) per ton, of such coal shipped to any customer other than the AES Warrior Run Power Plant.

5.02 The production royalty shall be paid on the twenty-fifth (25th) day of the month following the month in which such coal is sold, subject to the Company's right of recoupment as provided in Section 5.03.

5.03 All payments of the minimum royalty provided for in Section 4.01 shall be recoupable from the production royalty provided for in Section 5.01.02 until such time as the minimum royalty provided for in Section 4.02 becomes effective.

5.04 All payments of the minimum royalty provided for in Section 4.02 shall be recoupable from the production royalty provided for in Section 5.01.

5.05 In addition, the minimum royalty payable hereunder shall be reduced by the amount of all production royalty paid by Winner Bros. Coal Company to Owner on coal sold to the AES Warrior Run Power Plant.

                                    SECTION 6
                                   ACCOUNTING

6.01 The Company shall keep accurate and correct books of accounting and records showing all coal mined, processed, marketed, and shipped from the Leasehold Estate, together with the correct weights thereof, and the Gross Sales Price received or receivable therefrom.

6.02 The books and records shall be available for inspection by Owner and Owner's duly authorized agents upon fifteen (15) days' advance notice for the purpose of verification of information contained in the royalty report provided for herein.

6.03 The Company shall furnish Owner with a written royalty report accompanying each royalty payment showing the quantity of coal sold and the Gross Sales Price received or receivable therefrom.

                                    SECTION 7
                                   OPERATIONS

7.01 During mining, the Company shall conduct the Operations in a diligent and workmanlike manner in order to promote the development, production, and sale of all Mineable and Merchantable Coal.

7.02 The Company shall use its best efforts and due diligence to comply in all material respects with every requirement and obligation imposed by every governmental body having jurisdiction over the Operations and the Leasehold Estate and shall obtain and maintain all consents, licenses, and permits required by law. The Company reserves the right to appeal from any ruling which it believes is not proper, and to carry on the Operations if permitted in accordance with its interpretation of the same pending final

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      determination. The Company shall be responsible for acquisition of all permits and for all reclamation required by law.

7.03 The Company shall employ a competent engineer or surveyor to make surveys, plans, and maps of the Operations within the Leasehold Estate, and shall furnish Owner, upon request, with copies of all maps required to be maintained by state law or regulations.

7.04 Owner waives all duties, statutory or otherwise, on the part of the Company to maintain a barrier pillar in the coal in each or either side of the outside boundary line of the Leasehold Estate, where the Company has the right to mine the adjacent coal.

7.05 The Company shall provide Owner with at least ninety (90) days' prior written notice of the commencement of Operations in any area where timber could be removed in commercial quantities. If such timber has not been removed within the lime provided, it may be removed or destroyed by the Company without liability therefor.

7.06  Upon the surrender of this lease, the Company shall have a period of six
      (6) months within which to remove any improvements, structures, fixtures, machinery, equipment, supplies, or other property from the Leasehold Estate, and on demand from Owner shall be required to remove the same within such six (6) month period, providing that the Company may re-enter the Leasehold Estate thereafter in the event such entry is necessary to complete reclamation or obtain final release of all mining permits.

                                    SECTION 8
                                 POWER PLANT ASH

8.01 The Company has advised Owner that the coal reserves underlying the Land when mined may be dedicated to electric utility customers owning and/or operating electric power generating plants located within reasonable proximity to the Leasehold Estate, and that the residue from the burning of such coal ("Power Plant Ash") may be economically trucked to and disposed of in spoil areas of the Leasehold Estate. Accordingly, should the Company contract with its utility customer or customers for the disposal of Power Plant Ash on the Leasehold Estate, the Company shall have the following disposal rights and duties:

8.01.01 The Company shall have the right to dispose of Power Plant Ash, free of charge, in quantities proportionate to the percentage which obtains when the total burn of coal originating from the Leasehold Estate is divided by the total burn of coal produced by such utility customer or customers; and

8.01.02 The Company shall have the right to dispose of Power Plant Ash in quantities exceeding those provided for in Section 8.01.01 upon payment to Owner of five percent (5%) of the Company's contract price per ton for such disposal. Such compensation shall be paid to Owner on the twenty-fifth (25th) day of the month following the month such Power Plant Ash is deposited on the Leasehold Estate.

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8.03  The Power Plant Ash disposed of on the Leasehold Estate shall not constitute or contain any Hazardous Materials as defined in Section
      9.01.02.

8.04 Owner reserves the right to designate or approve in writing those areas of the Leasehold Estate available for deposit of Power Plant Ash.

                                    SECTION 9
                           ENVIRONMENTAL REQUIREMENTS

9.01 Any Hazardous Materials (as hereinafter defined) to be brought upon, kept or used in or about the Land by the Company and its agents, employees, contractors or invitees, will be used, kept and stored in a manner that complies with all laws regulating any such Hazardous Material brought upon or used or kept in or about the Land.

9.01.01 If the Company breaches the obligations stated in Section 9.01, or if the presence of Hazardous Materials on the Land caused or permitted by the Company results in contamination of the Land, or if contamination of the Land by Hazardous Materials otherwise occurs for which the Company is legally liable to Owner for damage resulting therefrom, then the Company shall indemnify, defend and hold Owner harmless from any and all claims, judgments, damages, penalties, response costs, fines, costs, liabilities or losses (including without limitation, diminution in value of the Land, damages for the loss or restriction on use of the Land, and sums paid in settlement of claims, reasonable attorney's fees, consultant fees and expert fees) which arise during or after the term of this lease as a result of such contamination. This indemnification of Owner by the Company includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Materials present in the soil or ground water on or under the Land. Without limiting the foregoing, if the presence of any Hazardous Materials on the Land caused or permitted by the Company results in any contamination of the Land, the Company shall promptly take all actions at its sole expense as are necessary to return the Land to the condition existing prior to the introduction of any such Hazardous Materials to the Land; provided that Owner's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse effect on the Land.

9.01.02 As used herein, the term "Hazardous Materials" means any hazardous or toxic substance, material or waste, including but not limited to those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172-101) or by the Environmental Protection Agency as Hazardous Substances (40 CFR Part 302) and Amendments thereto, or such substances, materials and wastes that are or become regulated under any applicable local, state or federal law.

9.01.03 On the effective date of this lease and annually thereafter, the Company shall disclose to Owner the names and amounts of all Hazardous Materials, or any

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            combination thereof which the Company intends to store, use or dispose of on the Land.

9.02 Any default under the provisions of this section (other than an unintentional or unknowing default which causes no harm or potential harm to Owner or the Land) shall be a material default enabling Owner to exercise any of the remedies set forth in this lease.

                                   SECTION 10
                                   TITLE/TAXES

10.01 Owner warrants specially Owner's title to the Leasehold Estate and that the Leasehold Estate is free and clear of all liens and encumbrances, subject to recorded easements, encroachments which may be revealed from an inspection of the Leasehold Estate, and all existing ways and servitudes, howsoever created.

10.02 If a third party asserts any claim or title to any portion of the Leasehold Estate where the Company is then mining, the Company may pay all production royalty arising from the disputed area into escrow pending resolution of the dispute. Such payment shall not be deemed a default under this Agreement. Owner shall exercise its best efforts and shall take all reasonably action necessary to resolve any such dispute or quiet title to such disputed area. On such resolution, if Owner's interest in the disputed area is less than complete, all production royalty payable to Owner in respect of such portion shall be reduced proportionately in relation to Owner's ascertained interest, and Owner shall reimburse the Company for any production royalty previously paid which properly should have been paid to others.

10.03 If for any reason it becomes necessary to provide record notice of this lease, the Company shall record a memorandum of lease in lieu of this Agreement. All recordation taxes and costs shall be paid by the Company. If a memorandum of lease shall have been recorded, then upon termination of this lease for any reason, the Company shall execute, deliver, and record such documents as may be necessary to release the Leasehold Estate of record from the operation and effect of this lease and the memorandum of lease.

10.04 Owner shall pay all real estate taxes assessed or levied against the Leasehold Estate.

10.05 The Company shall pay all taxes assessed or levied against all improvements, machinery, equipment, or other property of the Company installed or placed in or upon the Leasehold Estate by the Company.

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                                   SECTION 11
                            INSURANCE/INDEMNIFICATION

11.01 The Company shall carry public liability insurance, naming Owner as an additional insured, providing minimum personal injury coverage of Five Hundred Thousand Dollars ($500,000.00) per person, One Million Dollars ($1,000,000.00) per occurrence, and minimum property coverage of Five Hundred Thousand Dollars ($500,000.00) per occurrence, One Million Dollars ($1,000,000.00) aggregate.

11.02 The Company shall indemnify and hold harmless Owner from and against any and all claims, liabilities, obligations, losses, damages, actions, suits, proceedings, demands, assessments, judgments, reasonable counsel fees, costs, and expenses arising out of or resulting from the Operations and the Company's use and occupation of the Leasehold Estate. In the event any action or proceeding is brought against Owner by reason of any such claim, the Company will, at its expense, resist and defend such action or proceeding and satisfy any order of judgment against Owner resulting therefrom.

11.03 The Company shall be in default on the occurrence of any one or more of the following events:

11.03.01 When the Company fails to pay when due any sum of money payable under this lease and such failure to pay shall continue for more than thirty
      (30) days from the due date ("Grace Period");

11.03.02 When the Company has utilized in any twelve (12) month period Grace Periods amounting to more than sixty (60) days;

11.03.03 When the Company fails to perform any provision of this lease (other than the payment of money) and a failure to perform shall continue for more than thirty (30) days after written notice to the Company of such failure;

11.03.04 When the Company becomes insolvent or generally does not pay its debts as they come due, or files a petition for bankruptcy or makes an assignment for the benefit of creditors.

11.04 On default by the Company Owner may elect to cancel this lease, re-enter the Leasehold Estate, expel the Company, and repossess the Leasehold Estate without notice to the Company and without prejudice to any and all other remedies available to Owner under law.

                                   SECTION 12
                                   ARBITRATION

      12.01 Except as provided in Section 12.06, any controversy or claim arising out of or relating to this lease shall be submitted to arbitration in the manner hereinafter provided. The party desiring such arbitration shall give written notice to that effect to the other party to this lease, specifying in such notice, the matter to be submitted to arbitration and the name, address and telephone number of the person designated to act as arbitrator on its behalf. Within fifteen

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(15) days of receipt of such notice by the other party to this lease, said other party shall give written notice to the party invoking arbitration specifying the name, address and telephone number of the person designated to act as arbitrator on behalf of said other party. If the second party fails to so notify the party invoking arbitration of the appointment of the second party's arbitrator, then the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where the two arbitrators appointed hereunder or the parties are unable to agree upon such appointment. The two arbitrators appointed by the parties shall meet within ten days after the second arbitrator is appointed and shall themselves appoint a third arbitrator. In the event of their being unable to agree upon such appointment within said ten days, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of fifteen
(15) days. If the parties do not so agree on the appointment of the third arbitrator, then either party, on behalf of both may apply to the Circuit Court of Allegany County, Maryland, for appointment of such third arbitrator, and the other party shall not raise any question as to said court's full power and jurisdiction to entertain the application and make the appointment.

12.02 All arbitrators shall have no financial interest in the parties or the outcome.

12.03 All arbitration proceedings shall be conducted in accordance with applicable provisions of the Maryland Uniform Arbitration Act and in accordance with the laws of the State of Maryland, except as otherwise provided herein.

12.04 The arbitrators shall conduct a hearing on the merits, and within forty
      (40) days thereof, shall make written findings of fact and conclusions of law. The decision in which any two arbitrators so appointed and acting hereunder concur shall in all cases be binding and conclusive upon the parties and shall not be subject to appeal. Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by such party or otherwise appointed on behalf of said party, and the fees and expenses of the third arbitrator shall be borne equally by both parties.

12.05 In the event that any arbitrator appointed pursuant to Section 12.01 shall thereafter die or become unwilling or unable to act as arbitrator, his successor shall be appointed within fifteen (15) days by the party who originally had the right to appoint him or, as regards a successor third arbitrator, by the two remaining arbitrators. In case of the failure to appoint a successor by the party entitled to do so (or, as regards the third arbitrator, the failure of the two remaining arbitrators to choose a successor) appointment of the successor arbitrator shall be made in the same manner as provided for in Section 12.01 for the appointment of a third arbitrator where the two arbitrators appointed hereunder or the parties are unable to agree upon such appointment.

12.06 The arbitration provision set forth above shall be the exclusive remedy of the parties to this lease, but, notwithstanding that agreement, said arbitration provision shall not be construed or applied to limit, preempt or delay any rights or remedies (i) of either the Owner or Company to apply to any court for recovery of the possession of the property from, or for injunctive relief against, the other party hereto or (ii) of the Owner to apply to any court for the collection of rents.

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                                   SECTION 13
                                  OTHER LEASES

13.01 On the effective date of this Agreement several parcels of the Land are subject to coal mining leases from Owner to others. These parcels are described or delineated in Exhibit A. As each such lease is terminated and such parcel becomes available, Owner by written notice shall offer such parcel to the Company for the sole purpose of incorporating such parcel into the Leasehold Estate on the terms and provisions of this lease. Should the Company fail to accept such offer in the time and manner required, Owner may dispose of such parcel in any manner whatsoever, free from the requirements of this section.

13.02 From and after the date the AES Warrior Run Power Plant begins accepting coal shipments, Owner shall amend each lease then in effect between Owner and Winner Bros. Coal Company reducing the production royalty payable thereunder for each ton of coal shipped to the AES Warrior Run Power Plant to nine percent (9%) of the Gross Sales Price as defined in this Agreement.

13.03 The parties acknowledge that this lease supersedes and replaces all of the terms and provisions of the lease from Owner to the Company dated May 18, 1992, as modified by agreement dated July 11, 1994, and that this Agreement constitutes a novation.

                                   SECTION 14
                                   ASSIGNMENT

14.01 Except as provided in Section 14.02, the Company shall not assign any part or all of this lease or sublet any part or all of the Leasehold Estate without the prior written consent of Owner, which shall not be unreasonably withheld, providing that no such assignment or sublease shall relieve the Company of its duties and liabilities to Owner hereunder.

14.02 The Company shall have the right to pledge the coal reserves available to it under this lease to the performance of a long-term contract with Applied Energy Services involving, in whole or in part, the mining and sale of the coal reserves underlying the Leasehold Estate. Any such pledge shall be subject to the royalty and other provisions of this Agreement. If Owner shall be required to join in such pledge agreement, Owner shall not be required to subject Owner's reversionary interest in the Leasehold Estate to the operating or effect of such pledge agreement. Owner agrees to negotiate in good faith with the Company amendments or modifications to this Agreement to the extent required by any such pledge so long as such amendments or modifications do not materially alter the terms and conditions of this lease.

                                   SECTION 15
                               GENERAL PROVISIONS

15.01 All payments required to be made or tendered to Owner may be delivered personally or by mail at the address set forth below or to such other address as Owner may designate by written notice.

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15.02 Any notice to be given to any party to this Agreement shall be in writing and shall be deemed given when hand delivered with signed receipt or sent postage prepaid by certified or registered mail, return receipt requested, to the other party at the address set forth below or to such other address as a party may designate by written notice given in accordance with this section.

15.03 This Agreement shall be deemed to be an agreement under this laws of the State of Maryland and for all purposes shall be governed by and construed in accordance with the laws of that state.

15.04 In case any provision of this Agreement is for any reason held to be illegal or invalid, such illegality or invalidity shall not affect the remainder thereof, which shall be construed and enforced as if such illegal or invalid portion were not contained herein.

15.05 Time is of the essence of this Agreement.

15.06 This Agreement shall be binding upon and shall inure to the benefit of Owner, the Company, and their respective successors and assigns.

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      IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement on the dates shown below intending it to be effective on January 1, 1995.

                                         OWNER:

ATTEST:                                  ALLEGANY COAL & LAND COMPANY

                                         By                               (SEAL)
-----------------------                     ------------------------------

Date: Jan 5, 1995                        Address:  P.O. Box 410, Depot Street
                                         Frostburg, Maryland  21532

                                         THE COMPANY:

ATTEST:                                  PATRIOT MINING COMPANY, INC.

                                         By                               (SEAL)
-----------------------                     ------------------------------

Date: December 21, 1994                  Address:  2708 Cranberry Square
                                         Morgantown, West Virginia  26505

                                       12
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                       AMENDMENT NO. 1 TO LEASE AGREEMENT

      THIS AMENDMENT NO. 1 TO LEASE AGREEMENT (the "Amendment"), is made and entered into as of the 7th day of June, 1999, by and between ALLEGANY COAL & LAND COMPANY, a Maryland corporation ("Owner"), and PATRIOT MINING COMPANY, INC., a West Virginia corporation ("Company");

      WHEREAS, Owner and Company entered into that certain Lease Agreement dated January 1, 1995, pursuant to which Owner leased to Company certain coal property located in Allegany County, Maryland (the "Lease"); and

      WHEREAS, Owner and Company desire to amend the Lease to add the property which was formerly subject to leases with Winner Bros. Coal Co. and which is more particularly identified and described on Exhibit A and shown on Exhibit B, which Exhibits are attached hereto and made a part hereof (the "Additional Property") to the Land and Leasehold Estate under the Lease (as such terms are hereinafter defined) and to change certain other provision of the Lease as hereinafter provided.

      NOW, THEREFORE, that for and in consideration of the foregoing premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and Company hereby agree as follows:

      1. Definitions. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meaning given to them in the Lease.

      2. Amendments. The Lease is hereby amended as set forth in this Section 2.

            2.1 Gross Sales Price. Section 1.03 of the Lease is hereby stricken and replaced in full by the following:

            1.03 "Gross Sales Price" shall mean (i) with respect to coal mined, removed and sold from the Additional Property, the gross sales price f.o.b. the Tipple received for such coal or (ii) with respect to coal mined, removed and sold from the Leasehold Estate (other than from the Additional Property), the gross sales price paid by the first purchaser who is not an Affiliate of the Company less the reasonable costs of transportation. The gross selling price under subsection (i) above shall be effective for a period of one year from the date of this Amendment, unless Owner agrees to an extension thereof. In the event Owner does not agree to extend the expiration date of the gross selling price under subsection (i) above, this Section 1.03 shall be deemed to be amended by deleting subsection (i) above.

            2.2 Additional Property. Section 1.04 of the Lease is hereby stricken and replaced in full by the following:

            1.04 "Land" shall mean those tracts of land in Allegany County, Maryland, which are more particularly described and delineated on Exhibit "B" attached hereto and made a part hereof, including, without limitation, the Additional Property.

            2.3 Tipple. A new Section 1.11 is hereby added to the Lease as set forth below and existing Section 1.11 is hereby renumbered as Section 1.12:

            1.11 "Tipple" means the coal tipple located near Tysons Corner, Maryland, and known as the UEC Coal Yard.

            2.4 Production Royalty. Section 5.01 of the Lease is hereby stricken and replaced in full by the following:

                  5.01 The Company shall pay to Owner in respect of each ton of coal produced from the Leasehold Estate the following production royalty:

                        5.01.01 With respect to coal mined and removed from the Redstone seam on the Additional Property and sold separately without commingling with other coal, $1.35 per ton;

                        5.01.02 With respect to rations mined and removed from the Additional Property and sold separately without commingling with other coal, $0.80 per ton;

                        5.01.03 With respect to coal mined and removed from the Leasehold Estate (other than the coal from the Redstone seam or rations sold separately as provided in 5.01.01 and
                                    5.01.02 above) and sold to the AES Warrior
                                    Run Power Plant, nine percent (9%) of the Gross Sales Price; or

                        5.01.04 With respect to coal mined and removed from the Leasehold Estate (other than coal from the Redstone seam or rations sold separately as provided in 5.01.01 and 5.01.02 above) and sold to any customer other than the AES Warrior Run Plant, ten percent (10%) of the Gross Sales Price, but not less than One Dollar and Fifty Cents ($1.50) per ton.

                  2.5 Recoupment. Sections 5.03 and 5.04 of the Lease are hereby stricken and replaced in full by a new Section 5.03 as set forth below and existing Section 5.05 is renumbered as Section 5.04 and all references to
Section 5.05 shall be to Section 5.04:

                  5.03 All minimum royalties paid under Sections 4.01 and 4.02 shall be fully recoupable from and against production royalties provided for and paid under Section 5.01.

                  2.6 Permits. A new Section 15.07 is hereby added to the Lease as follows:

                  15.07 Assignment of Permits Upon Termination. In the event the Lease is terminated or surrendered for any reason, Owner shall have the option for a period of ninety (90) days following the effective date of such termination or surrender, as the case may be, to require the Company to use its good faith efforts to transfer or cause to be transferred to Owner any mining permits relating to the Leasehold Estate. If Owner desires to exercise this option, Owner shall notify the Company within said 90-day period stating which permits it desires to acquire. The Company shall use its good faith efforts to transfer or cause to be transferred to Owner said permits; provided, however, that the Company shall not be obligated to directly or indirectly incur or assume any liability in connection with the transfer of any such permit, and Owner shall reimburse the Company for any cost or expense incurred by it in connection therewith. Owner shall be solely responsible, at its cost and expense, for securing any and all bonds required for the transfer of such permits and shall assume, and shall indemnify the Company against, any and all liabilities and obligations associated with such permits, including, without limitation, liabilities and obligations which arose or were incurred prior to the effective date of the transfer thereof. In the event said permits are not transferred within six months of the effective date of the termination or surrender of the Lease, as the case may be, the Company shall have no further obligation under this provision.

         3. Representations and Warranties. Owner hereby represents and warrants to Company that, as of the date hereof, the Additional Property is free and clear of all liens and encumbrances, and, except for the Lease as herein amended, is not subject to any lease, license, agreement or instrument granting the right to mine or remove coal from the Additional Property to any Third Party.

         4. Entire Agreement. This Amendment constitutes the entire agreement of Owner and the Company with respect to the subject matter hereof and supercedes all prior or contemporaneous agreements or understandings regarding the same.

         5. Effect of Amendments. Except as herein amended, the Lease shall remain in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, Owner and Company have executed and delivered this Amendment No. 1 to Lease Agreement as of the date first above written.

                                         ALLEGANY COAL & LAND
                                         COMPANY, a Maryland corporation

                                         By: /s/ Will Jenkins
                                             ----------------------------------
                                         Name: Will Jenkins
                                         Title: President

                                         PATRIOT MINING COMPANY, INC., a
                                         West Virginia corporation

                                         By: /s/ Gerald Peacock
                                             ----------------------------------
                                         Name: Gerald Peacock
                                         Title: President

                       AMENDMENT NO. 2 TO LEASE AGREEMENT

      THIS AMENDMENT NO. 2 TO LEASE AGREEMENT ("Amendment No. 2"), is made and entered into as of the 31st day of August, 1999, by and between ALLEGANY COAL & LAND COMPANY, a Maryland corporation ("Owner"), and PATRIOT MINING COMPANY, INC., a West Virginia corporation ("Company");

      WHEREAS, Owner and Company entered into that certain Lease Agreement dated January 1, 1995, pursuant to which Owner leased to Company certain coal property located in Allegany County, Maryland (the "Original Lease"); and

      WHEREAS, Owner and Company entered into that certain Amendment No. 1 to Lease dated as of June 7, 1999 ("Amendment No. 1"), pursuant to which Owner and Company added the Additional Property (as defined in Amendment No. 1) to the Original Lease; and

      WHEREAS, Owner and Company desire to further amend the Lease to include the property identified and described on Exhibit A and shown on Exhibit B (the "Amendment No. 2 Property"), which Exhibit is attached hereto and made a part hereof, to the Land and Leasehold Estate under the Original Lease (as such terms are hereinafter defined).

      NOW, THEREFORE, that for and in consideration of the foregoing premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and Company hereby agree as follows:

      1. Definitions. The Original Lease, as amended by Amendment No. 1, is hereinafter referred to as the Lease. Unless otherwise defined herein, capitalized terms used in this Amendment No. 2 shall have the meaning given to them in the Lease.

      2. Amendments. The Lease is hereby amended as set forth in this Section 2.

            2.1 Property. Section 1.04 of the Lease is hereby stricken and replaced in full by the following:

            1.04 "Land" shall mean those tracts of land in Allegany County, Maryland, which are more particularly described and delineated on Exhibit "B" attached hereto and made a part hereof, including, without limitation, the Additional Property and the Amendment No. 2 Property. Owner represents, warrants, acknowledges and agrees that (i) the tracts identified on Exhibit A to the Lease as being leased to others (per
      Section 13.01 of the Lease) are no longer subject to any such third party leases and (ii) that said tracts comprise the Amendment No. 2 Property and are, by this Amendment No. 2, being added to the property subject to the Lease.

            2.2 Production Royalty. Section 5.01 of the Lease is hereby stricken and replaced in full by the following:

            5.01 The Company shall pay to Owner in respect of each ton of coal produced from the Leasehold Estate the following production royalty:

                        5.01.01 With respect to coal mined and removed from the Redstone seam on the Additional Property or the Amendment No. 2 Property and sold separately without commingling with other coal, $1.35 per ton;

                        5.01.02 With respect to rations mined and removed from the Additional Property or the Amendment No. 2 Property and sold separately without commingling with other coal, $0.80 per ton;

                        5.01.03 With respect to coal mined and removed from the Leasehold Estate (other than the coal from the Redstone seam or rations sold separately as provided in 5.01.01 and
                                    5.01.02 above) and sold to the AES Warrior
                                    Run Power Plant, nine percent (9%) of the Gross Sales Price; or

                        5.01.04 With respect to coal mined and removed from the Leasehold Estate (other than coal from the Redstone seam or rations sold separately as provided in 5.01.01 and 5.01.02 above) and sold to any customer other than the AES Warrior Run Plant, ten percent (10%) of the Gross Sales Price, but not less than One Dollar and Fifty Cents ($1.50) per ton.

      3. Representations and Warranties. Owner hereby represents and warrants to Company that, as of the date hereof, the Amendment No. 2 Property is free and clear of all liens and encumbrances, and, except for the Lease as herein amended, is not subject to any lease, license, agreement or instrument granting the right to mine or remove coal from the Additional Property to any Third Party.

      4. Entire Agreement. This Amendment constitutes the entire agreement of Owner and the Company with respect to the subject matter hereof and supercedes all prior or contemporaneous agreements or understandings regarding the same.

      5. Effect of Amendments. Except as herein amended, the Lease shall remain in full force and effect in accordance with its terms.

      IN WITNESS WHEREOF, Owner and Company have executed and delivered this Amendment No. 2 to Lease Agreement as of the date first above written.

                                         ALLEGANY COAL & LAND
                                         COMPANY, a Maryland corporation

                                         By: /s/ Will Jenkins
                                             -----------------------------------
                                         Name:  Will Jenkins
                                         Title: President

                                         PATRIOT MINING COMPANY, INC., a
                                         West Virginia corporation

                                         By: /s/ Gerald Peacock
                                             -----------------------------------
                                         Name:  Gerald Peacock
                                         Title: President

                       AMENDMENT NO. 3 TO LEASE AGREEMENT

      THIS AMENDMENT NO. 3 TO LEASE AGREEMENT (the "Amendment"), is made and entered into as of the 1 day of June, 2000, by and between ALLEGANY COAL & LAND COMPANY, a Maryland corporation ("Owner"), and PATRIOT MINING COMPANY, INC., a West Virginia corporation ("Company");

      WHEREAS, Owner and Company entered into that certain Lease Agreement dated January 1, 1995, pursuant to which Owner leased to Company certain coal property located in Allegany County, Maryland (the "Lease"); and

      WHEREAS, Owner and Company amended the Lease pursuant to Amendment No. 1 to Lease Agreement dated June 7, 1999 ("Amendment No. 1"), and pursuant to Amendment No. 2 to Lease Agreement dated August 31, 2000 ("Amendment No. 2"); and

      WHEREAS, Owner and Company desire to further amend the Lease as herein provided.

      NOW, THEREFORE, that for and in consideration of the foregoing premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and Company hereby agree as follows:

      1. Definitions. The term "Lease" shall refer to that certain Lease Agreement dated January 1, 1995, between Owner and Company as amended by Amendment No. 1 and Amendment No. 2. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meaning given to them in the Lease.

      2. Amendment. Section 1.03 of the Lease is hereby stricken and replaced in full by the following:

            1.03 "Gross Sales Price" shall mean (i) with respect to coal mined, removed and sold from the Additional Property or the Amendment No. 2 Property, the gross sales price f.o.b. the Tipple received for such coal or (ii) with respect to coal mined, removed and sold from the Leasehold Estate (other than from the Additional Property or the Amendment No. 2 Property), the gross sales price paid by the first purchaser who is not an Affiliate of the Company less the reasonable costs of transportation. The gross sales price under subsection (i) above shall be effective until June 1, 2001, unless Owner agrees to an extension thereof. In the event Owner does not agree to extend the expiration date of the gross selling price under subsection (i) above, this Section 1.03 shall be deemed to be amended by deleting subsection (i) above.

      3. Entire Agreement. This Amendment constitutes the entire agreement of Owner and the Company with respect to the subject matter hereof and supercedes all prior or contemporaneous agreements or understandings regarding the same.

      4. Effect of Amendments. Except as herein amended, the Lease shall remain in full force and effect in accordance with its terms.

      IN WITNESS WHEREOF, Owner and Company have executed and delivered this Amendment No. 3 to Lease Agreement as of the date first above written.

                                         ALLEGANY COAL & LAND
                                         COMPANY, a Maryland corporation

                                         By:  Allegany Coal and Land Co.
                                              ----------------------------------
                                         Name:  /s/ Will Jenkins
                                                --------------------------------
                                         Title:      President

                                         PATRIOT MINING COMPANY, INC., a
                                         West Virginia corporation

                                         By:  /s/ B. Judd Hartman
                                              ----------------------------------
                                         Name:  B. Judd Hartman
                                                --------------------------------
                                         Title:       Secretary

                       AMENDMENT NO. 4 TO LEASE AGREEMENT

      THIS AMENDMENT NO. 4 TO LEASE AGREEMENT (the "Amendment"), is made and entered into as of the 1 day of June, 2001, by and between ALLEGANY COAL & LAND COMPANY, a Maryland corporation ("Owner"), and PATRIOT MINING COMPANY, INC., a West Virginia corporation ("Company");

      WHEREAS, Owner and Company entered into that certain Lease Agreement dated January 1, 1995, pursuant to which Owner leased to Company certain coal property located in Allegany County, Maryland (the "Lease"); and

      WHEREAS, Owner and Company amended the Lease pursuant to Amendment No. 1 to Lease Agreement dated June 7, 1999 ("Amendment No. 1"), pursuant to Amendment No. 2 to Lease Agreement dated August 31, 2000 ("Amendment No. 2"), and pursuant to Amendment No. 3 to Lease Agreement dated June 1, 2000 ("Amendment No. 3"); and

      WHEREAS, Owner and Company desire to further amend the Lease as herein provided.

      NOW, THEREFORE, that for and in consideration of the foregoing premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and Company hereby agree as follows:

      1. Definitions. The term "Lease" shall refer to that certain Lease Agreement dated January 1, 1995, between Owner and Company as amended by Amendment No. 1, Amendment No. 2, and Amendment No. 3. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meaning given to them in the Lease.

      2. Amendment. Section 1.03 of the Lease is hereby stricken and replaced in full by the following:

            1.03 "Gross Sales Price" shall mean (i) with respect to coal mined, removed and sold from the Additional Property or the Amendment No. 2 Property, the gross sales price f.o.b. the Tipple received for such coal or (ii) with respect to coal mined, removed and sold from the Leasehold Estate (other than from the Additional Property or the Amendment No. 2 Property), the gross sales price paid by the first purchaser who is not an Affiliate of the Company less the reasonable costs of transportation. The gross sales price under subsection (i) above shall be effective until December 31, 2002, unless Owner agrees to an extension thereof. In the event Owner does not agree to extend the expiration date of the gross selling price under subsection (i) above, this Section 1.03 shall be deemed to be amended by deleting subsection (i) above.

      3. Entire Agreement. This Amendment constitutes the entire agreement of Owner and the Company with respect to the subject matter hereof and supercedes all prior or contemporaneous agreements or understandings regarding the same.

      4. Effect of Amendments. Except as herein amended, the Lease shall remain in full force and effect in accordance with its terms.

      IN WITNESS WHEREOF, Owner and Company have executed and delivered this Amendment No. 4 to Lease Agreement as of the date first above written.

                                         ALLEGANY COAL & LAND
                                         COMPANY, a Maryland corporation

                                         By:  /s/ Will Jenkins
                                              ----------------------------------
                                         Name:   Will Jenkins
                                         Title:  President

                                         PATRIOT MINING COMPANY, INC., a
                                         West Virginia corporation

                                         By:  /s/ Gerald Peacock
                                              ----------------------------------
                                         Name:   Gerald Peacock
                                         Title:  President

                         ALLEGANY COAL AND LAND COMPANY
                             PO Box 410 - Depot Road
                            FROSTBURG, MARYLAND 21532

                                                       Telephone: (301) 689-8895
                                                       Facsimile: (301) 689-0113

                                   May 6, 2002

Anker Energy Corporation
2708 Cranberry Square
Morgantown, WV 26505

To Whom It Concerns:

Due to your default under the Lease Agreement effective January 1, 1995, by and between Allegany Coal and Land Company and Patriot Mining Company, Inc. and the Lease Agreement effective July 1, 1999, by and between Allegany Coal and Land Company and Patriot Mining Company, Inc., we are hereby terminating said leases immediately.

                                         Sincerely,

                                         ALLEGANY COAL AND LAND COMPANY

                                         /s/ Will Jenkins
                                         Will Jenkins
                                         President

CC:  W. Stevens Hidey, Esq.
CC:  United Energy Corporation

CERTIFIED / COURIER / PRIORITY / FAX

                                    Exhibit B

                            ANKER ENERGY CORPORATION
        2708 CRANBERRY SQUARE - MORGANTOWN, WV 26508-9286 - 304-594-1616

May 8, 2002

Mr. Will Jenkins
Allegany Coal & Land Company
P.O. Box 410
Frostburg, MD  21532

RE: Lease from Allegany Coal and Land Company to Patriot Mining Company, Inc. Dated January 1, 1995, as amended

Dear Will:

This letter is intended to serve as a memorandum of our verbal agreement of this date.

(1) Patriot ("PMC") shall pay unto Allegany Coal and Land Company ("ACLC") via wire transfer all amounts which are past due of this date under the captioned lease and that certain lease dated July 1, 2002, which amounts are set forth on Exhibit 1, attached to and made a party of this letter agreement.

(2) ACLC does hereby rescind the termination notice submitted to PMC by letter dated May 6, 2002, a copy of which is designated Exhibit B, attached to and made a part of this letter agreement.

(3) ACLC and PMC hereby agree that although the captioned lease may be in default, ACLC waives termination for PMC's alleged use of Grace Period days exceeding sixty (60) prior to this date.

(4) ACLC shall not terminate the captioned lease for late payment thereunder, unless any such payment hereafter due from PMC to ACLC is made more than five (5) days after it is due. However, effective as of this date, PMC will be in default if cumulative default days exceed thirty (30) days in any six (6) month period.

(5) PMC shall continue to pay minimum royalty payments directly to ACLC. PMC shall instruct United Energy Company, for the remainder of the sublease term or any extension thereof, to (i) make tonnage or production royalty payment directly to ACLC, and (ii) withhold from production royalties due ACLC and to pay PMC any minimum royalty previously paid by PMC for the reporting period.

                     ADMINISTRATION / SALES FAX 304-594-3695
           ACCOUNTING / ENGINEERING / HUMAN RESOURCES FAX 304-594-3708

                                                            Allegany Coal & Land
                                                                Letter Agreement
                                                                     May 8, 2002
                                                                          Page 2

(6) Except as herein amended, the captioned lease shall remain in full force and effect in accordance with its terms.

If this letter correctly reflects our verbal agreement, please so indicate by signing in the space provided below.

Sincerely,

/s/ Fred C. Kunzelman

Fred C. Kunzelman

FCK: nrh

                                         Allegany Coal and Land Company

                                         By:  /s/ Will Jenkins
                                              ----------------------------------
                                         Its:  President

Coal Yard Rental Payment History

Rental       Check           Check            Date
Month        Number          Date            Mailed
January      23368         12/20/2001      12/31/2001
February     23651          1/25/2002       1/29/2002
March        23912           3/8/2002        3/8/2002

      April Rental Included in the wire

      May Rental Still Due

Payments made as part of wire transfer of 5/3/02

April Coat Yard Rental                    $      500.00
Additional Royalties for Feb. Error            3,888.80
March Tonnage Royalties                       21,765.83
                                          -------------
                                          $   26,154.63

Amount wired                              $   24,154.63

Money due caused by addition error        $    2,000.00

Monies currently due to Allegany

Addition Error in Wire                    $    2,000.00
April Advance Minimum                         25,000.00
May Advance Minimum                           25,000.00
May Coal Yard Rental                             500.00
                                          -------------
                                          $   52,500.00

                                    Exhibit A